UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2008

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2008, Portfolio Recovery Associates, Inc. (the "Company") consummated its Fourth Amended and Restated Loan and Security Agreement (the "Fourth Amendment"), by which the Company increased its line of credit from $340,000,000 to $365,000,000.00. The Fourth Amendment also added JP Morgan Chase Bank, N.A. as an a lender on the credit facility, along with Bank of America, N.A., Wachovia Bank National Association, SunTrust Bank and RBC Centura Bank. Except for the increase in the credit availability and the addition of JP Morgan Chase Bank, N.A. as an additional lender on the line of credit, the terms of the Fourth Amendment do not materially alter the terms of the Company’s line of credit.

The foregoing summary of the Fourth Amendment is a general description only, and does not purport to be complete. This description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, which is filed as an exhibit to this current report on Form 8K and incorporated by reference to this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.
(b) Proforma financial information: None.
(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

September 8, 2008	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

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Exhibit Index

Exhibit No.	Description

10.1	Fourth amendment to the Amended and Restated Loan and Security Agreement, dated as of May 5, 2006, among Portfolio Recovery Associates, Inc., as borrower, each of the Company’s wholly owned subsidiaries as guarantors, and the lenders who are parties thereto: Bank of America, N.A., Wachovia Bank, National Association, RBC Centura Bank, SunTrust Bank and JPMorgan Chase Bank, dated as of September 3, 2008.